UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2008

Able Energy, Inc.
(Exact name of registrant specified in charter)

Delaware	001-15035	22-3520840
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

198 Green Pond Road, Rockaway, NJ 07866
(Address of principal executive offices)  (Zip Code)

(973) 625-1012
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 15, 2008, the United States District Court, District of New Jersey, dismissed a purported class action brought by shareholders of CCI Group, Inc. against Able Energy, Inc. (the “Company”), its Chief Executive Officer, Gregory D. Frost, and its Vice-President of Business Development, Frank Nocito (the “Prior Action”), on the ground that the District Court lacked subject matter jurisdiction over the action. The dismissal came three days after counsel for the plaintiffs conceded in a letter to the District Court, dated December 12, 2008, that, after consulting with his expert, the District Court did not have jurisdiction. The Company and Messrs. Frost and Nocito intend to file a motion for sanctions against the plaintiffs and their counsel to recover all legal fees incurred in defending the Prior Action. The Prior Action, which was commenced on January 7, 2008, was disclosed by the Company in its Current Report on Form 8-K filed with the Securities Exchange Commission on January 11, 2008.

On December 19, 2008, the Company and Messrs. Frost and Nocito were served with a summons and complaint in a purported class action commenced in the Superior Court of New Jersey, Morris County, Docket No. L-3709-08.  The complaint in this action and the parties bringing the action are substantially identical to those found in the Prior Action.

Each of the Company and Messrs. Frost and Nocito believes it/he has defenses against the alleged claims and intends to vigorously defend itself/himself against this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of December, 2008.

ABLE ENERGY, INC.

By:	/s/ Gregory D. Frost
Name:	Gregory D. Frost
Title:	Chief Executive Officer